Exhibit 10.26

PROMISSORY NOTE

$10,600,000 Chicago, Illinois	September 20, 2012

1.             AGREEMENT TO PAY.  For value received, the following named undersigned parties (the “Borrowers”) —

ADK THOMASVILLE OPERATOR, LLC, a Georgia limited liability company,

ADK LUMBER CITY OPERATOR, LLC, a Georgia limited liability company,

ADK JEFFERSONVILLE OPERATOR, LLC, a Georgia limited liability company,

ADK LAGRANGE OPERATOR, LLC, a Georgia limited liability company,

ADK POWDER SPRINGS OPERATOR, LLC, a Georgia limited liability company,

ADK OCEANSIDE OPERATOR, LLC, a Georgia limited liability company,

ADK THUNDERBOLT OPERATOR, LLC, Georgia limited liability company,

ADK SAVANNAH BEACH OPERATOR, LLC, a Georgia limited liability company,

ATTALLA NURSING ADK, LLC, a Georgia limited liability company,

MOUNTAIN TRACE NURSING ADK, LLC, an Ohio limited liability company,

MT. KENN NURSING, LLC, a Georgia limited liability company,

ERIN NURSING, LLC, a Georgia limited liability company),

CP NURSING, LLC, a Georgia limited liability company,

BENTON NURSING, LLC, a Georgia limited liability company,

VALLEY RIVER NURSING, LLC, a Georgia limited liability company,

PARK HERITAGE NURSING, LLC, a Georgia limited liability company,

HOMESTEAD NURSING, LLC, a Georgia limited liability company,

WOODLAND MANOR NURSING, LLC, a Georgia limited liability company,

MOUNTAIN VIEW NURSING, LLC, a Georgia limited liability company,

NORTHRIDGE HC&R NURSING, LLC, a Georgia limited liability company,

LITTLE ROCK HC&R NURSING, LLC, a Georgia limited liability company,

WOODLAND HILLS HC NURSING, LLC, a Georgia limited liability company,

APH&R NURSING, LLC, a Georgia limited liability company,

GLENVUE H&R NURSING, LLC, a Georgia limited liability company,

and

COOSA NURSING ADK, LLC, a Georgia limited liability company,

hereby jointly and severally promise to pay to the order of THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (the “Lender”), the principal sum of $10,600,000 (the “Loan”), or so much of the Loan as may be advanced under and pursuant to that certain Loan and Security Agreement dated as of even date herewith (the “Loan Agreement”), executed by and among the Borrowers and the Lender, on or before September 20, 2015 (the “Maturity Date”), at the time and place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below, and any and all other amounts which may be due and payable hereunder or under any of the “Loan Documents” (as defined in the Loan Agreement) from time to time.  All capitalized terms used and not otherwise defined in this Note shall have the same meanings as in the Loan Agreement.  Each disbursement on the Loan made by the Lender, and all payments on account of the principal and interest thereof, shall be recorded on the books and records of the Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of the Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

2.             INTEREST RATE.

2.1          Interest Prior to Default.  Except as otherwise expressly provided in this Note, interest shall accrue on the principal balance of this Note through the Maturity Date at a rate of interest equal to the greater of (i) a floating per annum rate of interest equal to the “Prime Rate” (as defined below), plus 1.0%, or (ii) 5.0% per annum.  Changes in the rate of interest to be charged hereunder based on the Prime Rate shall take effect immediately upon the occurrence of any change in the Prime Rate.  For purposes of this Note, the term “Prime Rate” means the floating per annum rate of interest most recently announced by the Lender at Chicago, Illinois as its prime or base rate.  A certificate made by an officer of the Lender stating the Prime Rate in effect on any given day, for the purposes hereof, shall be conclusive evidence of the Prime Rate in effect on such day.  The Prime Rate is a base reference rate of interest adopted by the Lender as a general benchmark from which the Lender determines the floating interest rates chargeable on various loans to borrowers with varying degrees of creditworthiness and the Borrowers acknowledge and agree that the Lender has made no representations whatsoever that the Prime Rate is the interest rate actually offered by the Lender to borrowers of any particular creditworthiness.

2.2          Interest After Default.  From and after the Maturity Date or upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the unpaid principal balance during any such period at an annual rate (the “Default Rate”) 5.0% greater than the interest rate which would otherwise be in effect under the terms of this Note.  However, in no event shall the Default Rate exceed the maximum rate permitted by law.  The interest accruing under this Section shall be immediately due and payable by the Borrowers to the holder of this Note upon demand and shall be additional indebtedness evidenced by this Note.

2.3          Interest Calculation.  Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due.  If any payment to be made by the Borrowers hereunder shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

3.             PAYMENT TERMS.

3.1          Payment of Principal and Interest.  Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

(a)           On the first day of the month of October, 2012, and on the first day of each month thereafter through and including the month in which the Maturity Date occurs, interest accrued on this Note shall be due and payable.

(b)           Principal shall be payable on this Note in accordance with the provisions of Section 3.4 of the Loan Agreement.

(c)           The unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable hereunder or under any of the Loan Documents shall be due and payable in full on the Maturity Date.

3.2          Application of Payments.  Prior to the occurrence of an Event of Default, all payments and prepayments on account of the indebtedness evidenced by this Note shall be applied as follows: (a) first, to fees, expenses, costs and other similar amounts then due and payable to the Lender, including, without limitation any prepayment premium, exit fee or late charges due hereunder, (b) second, to accrued and unpaid interest on the principal balance of this Note, (c) third, to the payment of principal due in the month in which the payment or prepayment is made, (d) fourth, to any escrows, impounds or other amounts which may then be due and payable under the Loan Documents, (e) fifth, to any other amounts then due the Lender hereunder or under any of the Loan Documents, and (f) last, to the unpaid principal balance of this Note in the inverse order of maturity.  Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date or reduce the amount of any subsequent monthly payment of principal and interest due hereunder.  After an Event of Default has occurred and is continuing, payments may be applied by the Lender to amounts owed hereunder and under the Loan Documents in such order as the Lender shall determine, in its sole discretion.

3.3          Method of Payments.  All payments of principal and interest hereunder shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as the Lender or the legal holder or holders of this Note may from time to time appoint in the payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of the Lender at 120 South LaSalle Street, Chicago, Illinois 60603.  Payment made by check shall be deemed paid on the date the Lender receives such check; provided, however, that if such check is subsequently returned to the Lender unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected.  Notwithstanding the foregoing, the final payment due under this Note must be made by wire transfer or other immediately available funds.  With the exception of interest which under the terms of the Loan Documents is to be paid from a disbursement of proceeds of the Loan, interest, principal payments and any fees and expenses owed the Lender from time to time will be deducted by the Lender automatically on the due date from the Borrowers’ account with the Lender, as designated in writing by the Borrowers.  The Borrowers shall maintain sufficient funds in the account on the dates the Lender enters debits authorized by this Note.  If there are insufficient funds in the account on the date the Lender enters any debit authorized by this Note, the debit will be reversed.

3.4          Late Charge.  If any payment of interest or principal due hereunder is not made within five days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, the Borrowers shall pay to the Lender a “late charge” of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment.  The Borrowers agree that the damages to be sustained by the holder hereof for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

3.5          Principal Prepayments.  The principal of this Note may be prepaid, at any time, in whole or in part, without premium or penalty, provided that such prepayment is accompanied by a simultaneous payment of all accrued and unpaid interest on this Note through the date of prepayment.

4.             SECURITY; LOAN DOCUMENTS.  This Note is secured by the Loan Agreement and the other Loan Documents.  Reference is hereby made to the Loan Agreement and the other Loan Documents (all of which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a statement of the covenants and agreements contained therein, a statement of the rights, remedies, and security afforded thereby, and all matters therein contained.  This Note and the Loan are also secured by all of the collateral provided to the Lender for the Owner Loan, and all of the collateral for this Note and the Loan also secure the Owner Loan.

5.             EVENTS OF DEFAULT.  The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

(a)           The failure by the Borrowers to pay (i) any installment of principal or interest payable pursuant to this Note on the date when due, or (ii) any other amount payable to the Lender under this Note, the Loan Agreement or any of the other Loan Documents on the date when any such payment is due in accordance with the terms hereof or thereof; or

(b)           The occurrence of any “Event of Default” under the Loan Agreement or any of the other Loan Documents.

For purposes of this Note, the term “Default” means the occurrence or existence of any event or circumstance which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.             REMEDIES.  At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of any Event of Default.  Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default.  No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein.  The rights, remedies and powers of the holder hereof, as provided in this Note and in all of the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against the Borrowers, any Guarantor hereof and any security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof.  If any suit or action is instituted or attorneys are employed to collect this Note or any part hereof, the Borrowers promise and agree to pay all costs of collection, including reasonable attorneys’ fees and court costs.

7.             COVENANTS AND WAIVERS.  The Borrowers and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and jointly and severally:  (i) waive and renounce any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of the Borrowers and each guarantor, endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by the Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of the Borrowers, any guarantor and all others now liable for all or any part of the obligations evidenced hereby.  This provision is a material inducement for the Lender making the Loan to the Borrowers.

8.             GENERAL AGREEMENTS.

8.1          Incorporation of Section 12.2 of Loan Agreement.  The provisions of Section 12.2 of the Loan Agreement are hereby incorporated into and made a part of this Note.

8.2          Usury and Truth in Lending.  The Loan is a “business loan” within the meaning of subparagraph (1)(c) contained in Section 205/4 of Chapter 815 of the Illinois Compiled Statutes, as amended, and does not violate the provisions of the usury laws of the State, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, the Borrowers or any property securing the Loan.  The Loan is an exempted transaction under the Truth In Lending Act, 15 U.S.C., §1601, et seq., as amended.

8.3          Time.  Time is of the essence hereof.

8.4          Governing Law.  This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Illinois, without regard to its conflict of laws provisions.

8.5          Entire Agreement; Amendments.  This Note sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Note, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth.  Each Borrower acknowledges that it is executing this Note without relying on any statements, representations or warranties, either oral or written, that are not expressly set forth herein.  This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

8.6          No Joint Venture.  The Lender shall not be construed for any purpose to be a partner, joint venturer, agent or associate of the Borrowers or of any lessee, operator, concessionaire or licensee of the Borrowers in the conduct of their business, and by the execution of this Note, the Borrowers agree to indemnify, defend, and hold the Lender harmless from and against any and all damages, costs, expenses and liability that may be incurred by the Lender as a result of a claim that the Lender is such partner, joint venturer, agent or associate.

8.7          Disbursement.  This Note has been made and delivered at Chicago, Illinois and all funds disbursed to or for the benefit of the Borrowers will be disbursed in Chicago, Illinois.

8.8          Joint and Several Obligations; Successors and Assigns.  If this Note is executed by more than one party, the obligations and liabilities of each Borrower under this Note shall be joint and several.  This Note shall be binding upon and enforceable against each Borrower and their respective successors and assigns.  This Note shall inure to the benefit of and may be enforced by the Lender and its successors and assigns.

8.9          Severable Provisions.  If any provision of this Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Borrowers and the Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Note, and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

8.10        Interest Limitation.  If the interest provisions herein or in any of the Loan Documents shall result, at any time during the Loan, in an effective rate of interest which, for any month, exceeds the limit of usury or other laws applicable to the Loan, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such monies by the Lender, with the same force and effect as though the payer has specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment.  Notwithstanding the foregoing, however, the Lender may at any time and from time to time elect by notice in writing to the Borrowers to reduce or limit the collection to such sums which, when added to the said first-stated interest, shall not result in any payments toward principal in accordance with the requirements of the preceding sentence.  In no event shall any agreed to or actual exaction as consideration for this Loan transcend the limits imposed or provided by the law applicable to this transaction or the maker hereof for the use or detention of money or for forbearance in seeking its collection.

8.11        Assignability.  The Lender may at any time assign its rights in this Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the collateral, and the Lender thereafter shall be relieved from all liability with respect to such collateral.  In addition, the Lender may at any time sell one or more participations in this Note.  The Borrowers may not assign their interest in this Note, or any other agreement with the Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Lender.

9.             NOTICES.  All notices required under this Note will be in writing and will be transmitted in the manner and to the addresses required by the Loan Agreement, or to such other addresses as the Lender and the Borrowers may specify from time to time in writing.

10.          LITIGATION PROVISIONS.

10.1        Consent to Jurisdiction.  EACH BORROWER CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, AND OF ANY STATE OR FEDERAL COURT LOCATED OR HAVING JURISDICTION IN THE COUNTY IN WHICH ITS FACILITY IS LOCATED, IN WHICH ANY LEGAL PROCEEDING MAY BE COMMENCED OR PENDING

RELATING IN ANY MANNER TO THIS NOTE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS.

10.2        Consent to Venue.  EACH BORROWER AGREES THAT ANY LEGAL PROCEEDING RELATING TO THIS NOTE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT AGAINST SUCH BORROWER IN ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OR ANY STATE OR FEDERAL COURT LOCATED OR HAVING JURISDICTION IN THE COUNTY IN WHICH ITS FACILITY IS LOCATED.  EACH BORROWER WAIVES ANY OBJECTION TO VENUE IN ANY SUCH COURT AND WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE FROM ANY SUCH COURT.

10.3        No Proceedings in Other Jurisdictions.  EACH BORROWER AGREES THAT IT WILL NOT COMMENCE ANY LEGAL PROCEEDING AGAINST THE LENDER RELATING IN ANY MANNER TO THIS NOTE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OR IF A LEGAL PROCEEDING IS COMMENCED BY THE LENDER AGAINST SUCH BORROWER IN A COURT IN ANOTHER LOCATION, BY WAY OF A COUNTERCLAIM IN SUCH LEGAL PROCEEDING.

10.4        Waiver of Jury Trial.  EACH BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS NOTE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS.

11.          CUSTOMER IDENTIFICATION - USA PATRIOT ACT NOTICE; OFAC AND BANK SECRECY ACT.  The Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrowers, which information includes the name and address of the Borrowers and such other information that will allow the Lender to identify the Borrowers in accordance with the Act.  In addition, the Borrowers shall (a) ensure that no person who owns a controlling interest in or otherwise controls any Borrower or any subsidiary of any Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

12.          EXPENSES AND INDEMNIFICATION.  The Borrowers shall pay all costs and expenses incurred by the Lender in connection with the preparation of this Note and the Loan Documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Lender or any affiliate or parent of the Lender.  The Borrowers shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Note and the other instruments and documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.  Each Borrowers hereby authorize the Lender to charge any account of such Borrower with the Lender for all sums due under this Section.  The Borrowers also agree to defend (with counsel satisfactory to the Lender), protect, indemnify and hold harmless the Lender, any parent corporation, affiliated corporation or subsidiary of the Lender, and each of their respective officers, directors, employees, attorneys and agents (each an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, attorneys’ fees and time charges of attorneys who may be employees of the Lender, any parent corporation or affiliated corporation of the Lender), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, environmental laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Note or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Note and the Loan Documents, the making or issuance and management of the Loan, the use or intended use of the proceeds of this Note and the enforcement of the Lender’s rights and remedies under this Note, the Loan Documents any other instruments and documents delivered hereunder, or under any other agreement between the Borrowers and the Lender; provided, however, that the Borrowers shall not have any obligations hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party.  To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrowers, shall be added to the obligations of the Borrowers evidenced by this Note and secured by the collateral securing this Note.  The provisions of this Section shall survive the satisfaction and payment of this Note.

[SIGNATURE PAGE(S) AND EXHIBIT(S),

IF ANY, FOLLOW THIS PAGE]

IN WITNESS WHEREOF, the Borrowers have executed and delivered this Promissory Note as of the day and year first above written.

ADK THOMASVILLE OPERATOR, LLC
ADK LUMBER CITY OPERATOR, LLC
ADK JEFFERSONVILLE OPERATOR, LLC
ADK LAGRANGE OPERATOR, LLC
ADK POWDER SPRINGS OPERATOR, LLC
ADK OCEANSIDE OPERATOR, LLC
ADK THUNDERBOLT OPERATOR, LLC
ADK SAVANNAH BEACH OPERATOR, LLC
ATTALLA NURSING ADK, LLC
MOUNTAIN TRACE NURSING ADK, LLC
MT. KENN NURSING, LLC
ERIN NURSING, LLC
CP NURSING, LLC
BENTON NURSING, LLC
VALLEY RIVER NURSING, LLC
PARK HERITAGE NURSING, LLC
HOMESTEAD NURSING, LLC
WOODLAND MANOR NURSING, LLC
MOUNTAIN VIEW NURSING, LLC
NORTHRIDGE HC&R NURSING, LLC
LITTLE ROCK HC&R NURSING, LLC
WOODLAND HILLS HC NURSING, LLC
APH&R NURSING, LLC
GLENVUE H&R NURSING, LLC
COOSA NURSING ADK, LLC

By	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager of Each Borrower

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